UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 15, 2002

RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (SOYLAND) 1993 B-2
(Exact name of registrant as specified in its charter)

New York	33-79328	36-7051620
(State or other jurisdic-	(Commission File	(IRS Employer
tion of incorporation)	Number)	Identification No.)

2201 Cooperative Way, Herndon, VA	20171-3025
(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code: (703) 709-6700
(Former name or former address, if changed since last report

Item 5. Other Events

In accordance with Section 7.1(a) of the Trust Agreement, a semi-annual report dated March 15, 2002 was sent to certificateholders. A copy of the report appears as an exhibit to this filing.

Item 7.	Financial Statement Pro Forma Financial Information and Exhibits

	(c)	Exhibits
The following exhibit is filed herewith:
		(21.1)	Semi-annual Report to Certificate holders
dated March 15, 2002.

Exhibit Index

(21.1)	Semi-annual Report to Certificate holders
dated March 15, 2002.

To the holders of:

RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (SOYLAND) 1993B-2
CUSIP: 781681 AS 0

The following information has been furnished to us, as your Trustee, by National Rural Utilities Cooperative Finance Corporation (the "Servicer"), pursuant to Section 7.1(a) of the Trust Agreement dated October 6, 1994.

Certificate Payment Date:	March 15, 2002

Distribution Allocable to Principal:	$0.00
Distribution Allocable to Interest:	$1,525,563.15
Fees Distributed to Servicer	$14,376.00
Principal Balance of Certificates Outstanding after Payment	$35,940,000.00

No delinquency in payment under either the Note or the Guarantee has Occurred and no Event of Servicing Termination, or, to the best of the Servicer's knowledge, event that with notice or lapse of time or both would become an Event of Servicing Termination, has occurred and is continuing.

I, the undersigned, do hereby certify that I am a Responsible Officer of National Rural Utilities Cooperative Finance Corporation, and as such officer, I further certify that to the best of my knowledge and belief, the Semiannual Report is complete and accurate.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ Steven L. Lilly
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ Steven L. Lilly
Chief Financial Officer

March 19, 2002